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                                                                    EXHIBIT 10.6
                                 ALAN K. ARNOLD
                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Employment Agreement") is dated as of this 23rd day of June, 1998, and is entered into between SUNBELT AUTOMOTIVE GROUP, INC ("SAG"), WADE FORD, INC. ("Wade Ford"), WADE FORD BUFORD, INC. ("Wade Ford Buford"), BOOMERSHINE FORD, INC. ("Boomershine Ford"), FRANKLIN FORD MERCURY, INC. ("Franklin Ford") (Wade Ford, Wade Ford Buford, Boomershine Ford and Franklin Ford, collectively, sometimes referred to as the "Company" or the "Ford Dealerships") and Alan K. Arnold, an individual resident of the State of Georgia ("Executive").

     WHEREAS, BAG, the Subs, Wade Ford, Wade Ford Buford and the stockholders of Wade Ford and Wade Ford Buford, including the Executive, entered into that certain Agreement and Plan of Merger and Reorganization dated November 21, 1997, which was amended by the Amendment to Agreement and Plan of Merger and Reorganization dated January 19, 1998, and the Second Amendment to Agreement and Plan of Merger and Reorganization dated March 31, 1998 (collectively, the "Stock Purchase Agreement"), pursuant to which Second Amendment and an Assignment Instrument dated March 31, 1998, BAG and the Subs assigned to SAG all of BAG's and the Subs' right, title and interest in and to and all of their obligations under the Stock Purchase Agreement, and SAG agreed to purchase 100% of the stock of Wade Ford and Wade Ford Buford such that these two entities will each become a wholly-owned subsidiary of SAG, as amended by the Third Amendment to the Agreement and Plan of Merger dated April 28, 1998 by and among the Parties and Sunbelt;

     WHEREAS, BAG and SAG have entered into that certain Agreement and Plan of Merger dated April 6, 1998, pursuant to which BAG will merge into SAG and Boomershine Ford, which is now a wholly-owned subsidiary of BAG, will become a wholly-owned subsidiary of SAG;

     WHEREAS, Franklin Ford (a wholly-owned subsidiary of SAG), Hones, Inc. d/b/a Bill Holt Ford Mercury ("Holt"), BAG, the stockholders of Holt entered into that certain Asset Purchase Agreement dated as of December 11, 1997, as amended, pursuant to which Franklin Ford will purchase substantially all of the assets of Holt, and BAG and SAG have entered into that certain Assignment Instrument dated as of January 8, 1998, pursuant to which BAG assigned all of its right, title and interest in and to and all of its obligations under the Asset Purchase Agreement, as amended;

     WHEREAS, following the contemplated purchase of the assets of Holt, Franklin Ford will continue the operations of the Ford dealership as a wholly-owned subsidiary of SAG;

     WHEREAS, upon completion of the above-referenced acquisitions and mergers, Boomershine Ford, Wade Ford, Wade Ford Buford, and Franklin Ford will operate the Ford Dealerships as wholly-owned subsidiaries of SAG;

     WHEREAS, as a result, among other things, of the above-referenced re-structured merger and acquisitions, Executive, Wade Ford, Wade Ford Buford, Boomershine Ford, Franklin Ford and SAG desire to enter an Employment Agreement to account for the revised organizational structure and Executive's duties related thereto.

     WHEREAS, this Employment Agreement is subject to and contingent upon the completion of the merger and acquisitions contemplated by the above-referenced agreements and transactions, as well as the closing of the initial public offering of SAG.


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     WHEREAS, Executive, SAG, Wade Ford, Wade Ford Buford, Boomershine Ford and
Franklin Ford desire to embody in this Employment Agreement the terms and conditions of Executive's employment;

     NOW, THEREFORE, the parties hereby agree:

                                   ARTICLE 1
                    EMPLOYMENT, DUTIES AND RESPONSIBILITIES

1.1 EMPLOYMENT. Executive shall be employed as President of Wade Ford, Wade Ford Buford, Boomershine Ford and Franklin Ford and Vice President of Ford Dealer Development of SAG. Executive hereby accepts such employment. Executive agrees to devote his full business time and efforts to promote the interests of the Company and SAG.

1.2 DUTIES AND RESPONSIBILITIES. Executive shall be required to perform such duties and responsibilities as are consistent with his position and as the Board of Directors of SAG (the "Board") and/or the Chief Operating Officer of SAG may from time to time prescribe. These duties shall include but not be limited to the following:

          1)   To oversee the operations of SAG's Ford Automotive dealerships;

          2) To aid SAG in all of SAG's future acquisitions of Ford automotive dealerships;

          3) To aid SAG in the integration of the acquired Ford automotive dealerships into SAG's public company;

          4) To do such other duties and responsibilities as SAG, Wade Ford, Wade Ford Buford, Boomershine Ford and Franklin Ford may require.

1.3 REPORTING. Executive shall report, in the performance of his duties, directly to the Chief Operating Officer of SAG.

                                   ARTICLE 2
                                      TERM

2.1  TERM.  The term of Executive's employment under this Agreement (the
"Term") shall commence the first day following the completion of SAG's Initial Public Offering ("IPO") and shall continue for a period of three (3) years; provided that this Agreement may be terminated earlier as provided in Article 6.

2.2 NO VIOLATION. Executive represents and warrants to the Company and SAG that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

                                   ARTICLE 3
                           COMPENSATION AND BENEFITS

3.1 SALARY AND BENEFITS. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article 5 hereof):


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          (a)  BASE SALARY. The Company or SAG shall pay Executive a salary, payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of One Hundred Seventy Thousand and No/100ths Dollars ($170,000.00) per annum (or such pro rata amount thereof for any period of less than one year). At the end of the first year of the Term, and annually thereafter, SAG shall review Executive's salary, and at the time of such review, Executive's salary may be increased (but not decreased) by mutual agreement of Executive and the Company and SAG.

          (b) EXPENSES. The Company or SAG will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, including travel, facsimile, telephone and other direct expenses incurred, subject, however, to the Company's reasonable policies relating to expense reimbursement.

          (c) VACATION. Executive shall be entitled to no less than four (4) weeks paid vacation (or such additional vacation as the Chief Executive Officer of SAG shall determine) in accordance with Company's policies during the Term.

          (d) VEHICLES. Executive shall be entitled to the use of two (2) vehicles selected by Executive including insurance, maintenance and registration expenses. Executive shall pay for his own gasoline for the vehicles.

          (e) STOCK OPTIONS. Executive shall be entitled to receive, from time to time, stock options on terms and conditions comparable to the stock options, if any, that SAG grants to employees of SAG or any of its subsidiaries with responsibilities and duties and compensation similar to the responsibilities and duties and compensation of Executive under this Agreement; PROVIDED, HOWEVER, that the decision to grant stock options to Executive and to others similarly situated shall be made by SAG in its sole discretion.

          (f) TAXES. The Company shall not be responsible for the Payment of Executive's tax liabilities (if any) relating to the compensation and benefits the Company provides to the Executive pursuant to this Agreement, except that the Company shall pay Executive an additional amount equal to the amount of Executive's tax liability directly related to (i) the benefits set forth in subparagraph (e) hereof, and (ii) the payment of Executive's medical insurance premiums.

          (g) ADDITIONAL BENEFITS. Executive shall receive benefits comparable to those provided to other executives of the Company or SAG with similar responsibilities, duties and compensation which benefits shall include life insurance in amounts similar to those held by Executive as a dealer operator (currently $800,000 in death benefits) and disability insurance to cover two-thirds (2/3) of Executive's Base Salary.

     3.2 INCENTIVE BONUS. In addition to paying Executive's Base Salary, and the other benefits set forth in Article 3.1, the Company shall pay to Executive an incentive bonus (the "Incentive Bonus"), which shall be earned monthly and paid annually to the Executive. The Incentive Bonus shall be equal to the sum of two and one-half percent (2.5%) of the net earnings before taxes over and above the sum of FOUR MILLION DOLLARS in net earnings before taxes of the cumulative Ford dealerships now owned, hereinafter acquired, controlled or managed by the Company or SAG during the Term. The computation of the Incentive Bonus shall commence the first full month after the commencement of Executive's employment and shall be based on the Ford Factory Monthly Statements. The Incentive Bonus shall be paid within 45 days after the company's fiscal year end. The initial Incentive Bonus period shall be a partial year ending with the end of the Company's current fiscal year end. Bonus calculation for this period shall be pro rated. All future Incentive Bonus years shall coincide with the Company's fiscal year.

                                    ARTICLE 4


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                          CONFIDENTIALITY; NON-COMPETE

     4.1 CONFIDENTIALITY. Executive agrees that he will not, at any time during, or for six (6) months after the termination of Executive's employment, make use of or divulge to any other person, firm or corporation any confidential or proprietary information concerning the business or policies of the Company or SAG, any of its subsidiaries or their affiliates. Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company or SAG, and upon termination of his employment with the Company or SAG (except as provided in the Broker's Agreement or Stock Purchase Agreement), Executive shall return to the Company or SAG the originals and all copies of any such information provided to or acquired by Executive in connection with the performance of his duties or the Company or SAG, and shall return to the Company or SAG all files, correspondence and/or other communications received, maintained and/or originated by Executive during the course of his employment, and no copy of any such materials shall be retained by him. As used herein, confidential information shall mean all information concerning SAG, the Company or any of their subsidiaries or affiliates except information (i) ascertainable or obtained from public information, (ii) received from a third party not employed by or otherwise affiliated with the Company or any of their subsidiaries or affiliates, or (iii) which is or becomes known to the public, other than through breach by Executive of the terms of this Agreement.

     4.2 NON-COMPETE. Executive has entered into a Non-Compete Agreement as a part of and ancillary to the Agreement and Plan of Merger and Reorganization dated the 21st day of November, 1997 (the ''Non-Compete''). The Non-Compete is incorporated herein and made a part of this Amended Employment Agreement.


                                   ARTICLE 5
                                  TERMINATION

     5.1 TERMINATION BY THE COMPANY FOR CAUSE. The Company shall have the right to terminate Executive's employment at any time for Cause. For purposes of this Agreement, ''Cause'' shall mean: (i) Executive's material failure, neglect or refusal to perform his duties hereunder, which material failure, neglect or refusal shall not be remedied by Executive within thirty (30) days of receipt by Executive of written notice from the Company of such neglect,
(ii) Executive's refusal to follow the reasonable and lawful instructions, orders or directives of the Chief Operating Officer of SAG with respect to his material duties and responsibilities hereunder, which refusal is not remedied promptly after receipt by Executive of written notice from the Chief Operating Officer of SAG of such refusal, (iii) Executive's conviction for, or the entry of a plea (including nolo contendere or its equivalent) by Executive with respect to any act of fraud, misappropriation or embezzlement or any felony under federal or state law, or (iv) any willful or intentional act of Executive that has the effect of causing injury to the reputation or business of BAG, the Company or their subsidiaries or affiliates in any material respect.

     5.2 DEATH. In the event Executive dies during the Term, this Agreement shall automatically terminate (subject to Section 5.4 hereof), such termination to be effective on the date of Executive's death.

     5.3 DISABILITY. In the event that Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least ninety (90) consecutive days, or one hundred eighty (180) non-consecutive days within any three hundred sixty-five (365) day period, the Company shall have the right to terminate this Agreement (subject to Section 5.4 hereof).

     5.4  EFFECT OF TERMINATION.

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     (a)  In the event of termination of Executive's employment for cause or death, the Company shall pay to Executive (or his beneficiary in the event of his death) and Base Salary or Incentive Bonuses earned but not paid to Executive prior to the effective date of such termination, plus, in the event of death, any life insurance benefits as provided under Section 3.1(g) above plus an amount equal to one (1) year's Base Salary.

     (b) In the event that the Company terminates Executive's employment without Cause prior to the expiration of the Term herein or any extension thereof, the Company shall, for a period equal to the remainder of the term or any extension thereof, continue to (i) pay to Executive (or his beneficiary in the event of death following termination without Cause) his Base Salary and Incentive Bonus for the Term or any extension thereof and reimburse him (or his estate) for all business-related expenses incurred through the date of termination, (ii) provide Executive with the benefits on the terms set forth in
Section 3.1(g), and (iii) vest in full all stock options granted to him, the term (exercise period) of which shall remain in full force and effect notwithstanding Executive's termination.

     (c) In the event of the Executive's termination arising out of his Disability, the Company shall pay to the Executive any earned but not paid
Base Salary or Incentive Bonuses prior to the effective dates of such termination and Executive shall be entitled to any disability insurance benefits. For purposes of this Agreement, "Disability" shall mean a physical or mental condition which renders Executive incapable of performing his regular duties hereunder for a period of one hundred twenty (120) consecutive days.


                                   ARTICLE 6
                                 MISCELLANEOUS

6.1 SAG GUARANTY. SAG guarantees the due and punctual performance of the obligations of the Company hereunder.

6.2 NO VIOLATION. Executive represents and warrants to the Company that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any agreement to which he is a party or by which he is bound. The Company represents and warrants to Executive that neither the execution and delivery of this Agreement nor the performance of its duties hereunder violates or will violate the provisions of any other agreement to which it is a party or by which it is bound.

6.3 BENEFIT OF AGREEMENT; ASSIGNMENT; BENEFICIARY. This Agreement shall inure to the benefit of and be binding upon the company and its successors and assigns, including, without limitations, and corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforced by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate.

6.4 NOTICES. Any notice required or permitted hereunder shall be in writing or by facsimile and shall be sufficiently given if personally delivered or if sent by telegram, overnight delivery or telex or by registered mail, addressed:
(a) in case of the Company to: 5901 Peachtree Dunwoody Road, Suite 250, Building B, Atlanta, Georgia 30328, Attn: General Counsel, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to Alan K. Arnold, 9340 Colonnade Trail, Alpharetta, Georgia 30022, facsimile no. 770/664-4757, or to such other address as


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
Executive shall designate by written notice of the Company. Any notice given hereunder shall be effective and deemed to have been given as of the date received.

6.5 AMENDMENT. This Agreement may not be changed or modified except by an instrument in writing signed by the parties hereto.

6.6 WAIVER. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof. Any waiver must be in writing and signed by Executive or the Company, as the case may be.

6.7 HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.8 AGREEMENT TO TAKE ACTION. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

6.9 SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

6.10 VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

6.12 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia, without regard to conflict of law principles.

6.13 INDEMNIFICATION. SAG and the Company (a) shall indemnify and hold
Executive harmless to the full extent permitted by law, if Executive is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding (other than an action, suit or proceeding commenced by Executive without approval of the Company's Board of Directors) by reason of the fact that he is or was an officer or employee of the Company or its subsidiaries after the date hereof against all liability and loss suffered and expenses reasonably incurred by Executive, (b) shall maintain (or cause to be maintained) in the certificate of incorporation of the Company and the articles of incorporation of its subsidiaries, provisions limiting the liability of officers and directors from stockholders to the full extent permitted by law and (c) shall maintain directors and officers liability insurance with terms, deductibles and coverages customary for companies of similar size and nature. Nothing herein shall be interpreted as requiring SAG, the Company or its subsidiaries to indemnify executive for any claim arising out of a breach by Executive of the terms of this Agreement or of the terms of that certain Stock Purchase Agreement, dated November 21, 1997, between Executive, SAG, the
Company and certain other parties, as amended.


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     IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement, effective as of the date first above written.

                                   WADE FORD, INC.

                                   By: /s/ Stephen C. Whicker
                                       ---------------------------------
                                   Title: Secretary
                                          ------------------------------

                                   WADE FORD BUFORD, INC.


                                   By: /s/ Stephen C. Whicker
                                       ---------------------------------
                                   Title: Secretary
                                          ------------------------------

                                   BOOMERSHINE FORD, INC.

                                   By: /s/ Stephen C. Whicker
                                       ---------------------------------
                                   Title: Secretary
                                          ------------------------------

                                   FRANKLIN FORD MERCURY, INC.

                                   By: /s/ Stephen C. Whicker
                                       ---------------------------------
                                   Title: Secretary
                                          ------------------------------

                                   SUNBELT AUTOMOTIVE GROUP, INC.

                                   By: /s/ Charles K.
                                       ---------------------------------
                                   Title: COO
                                          ------------------------------

                                   EXECUTIVE

                                   /s/ Alan K. Arnold
                                   -------------------------------------
                                   ALAN K. ARNOLD



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